FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 1999

                       Expert Software, Inc.
      (Exact name of registrant as specified in its charter)

                             Delaware
          (State or other jurisdiction of incorporation)

      0-25646                                  65-0359860
(Commission File Number)                  (I.R.S. Employer Identification No.)



     802 Douglas Road, 6th Floor, Coral Gables, Florida 33134
             (Address of principal executive offices)


Registrant's telephone number, including area code: (305) 567-9990



                         Page 1 of 2 Pages


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On January 15, 1999, Arthur Andersen LLP resigned as auditors of Expert Software, Inc. (the "Company"), and, concurrently, management of the Company engaged Grant Thornton LLP to audit the consolidated financial statements of Expert Software, Inc. and Subsidiaries as of and for the year ending December 31, 1998. The decision to change auditors was approved by the Audit Committee of the Company's Board of Directors.

The reports of Arthur Andersen LLP on the Company's financial statements for the past two fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997 and 1996, and in the subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their reports.

During the two most recent fiscal years ended December 31, 1997 and during the subsequent interim period prior to engaging Grant Thornton LLP, neither the Company nor someone on the Company's behalf consulted with Grant Thornton LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

The predecessor auditor informed the Company of the existence of no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Arthur Andersen LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 19, 1999, is filed as Exhibit 16 to this Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 16.     Letter from Arthur Andersen LLP


                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 19, 1999

                          Expert Software, Inc.

                          By: /s/ Steven R. Mountain
                             Steven R. Mountain
                             Chief Financial Officer